As filed with the U.S. Securities and Exchange Commission on April 19, 2007
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RECYCLE TECH, INC.
(Name of small business issuer in its charter)

Colorado	7389	20-2776793
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.

6890 West 44th Ave. # 3
Wheat Ridge, Colorado 80033
(303) 539-9381
(Address and telephone number of principal executive offices)

Bruce Capra
Chief Executive Officer and President
6890 West 44th Ave.# 3
Wheat Ridge, Colorado 80033
(303) 539-9381
(Name, address and telephone number of agent for service)

With a Copy to:
David J. Wagner, Esq.
David Wagner & Associates, P.C.
Penthouse Suite
8400 East Prentice Avenue
Greenwood Village, Colorado 80111
Office(303) 793-0304
Fax (303) 409-7650

Approximate date of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount being registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.001 per share	323,000 shares	$0.52(2)	$167,960

Total	323,000 shares		$167,960	$30(4)
_______________

(1)
This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices of the registrant’s common stock reported in the Pink Sheets on April 17, 2007.

(3)	Calculated pursuant to Rule 457(g).

(4)	Minimum filing fee paid upon the filing of the Registration Statement on Form SB-2.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL , 2007

RECYCLE TECH, INC.

323,000 Shares of Common Stock

_________________

        This prospectus relates to the resale of up to 323,000 shares of the common stock of RECYCLE TECH, INC. by certain stockholders.

These shares of common stock may be sold by the selling stockholders by the methods described in the section of this prospectus titled “Plan of Distribution”.

We will not receive proceeds from the resale of shares by the selling stockholders.

Our common stock is listed in the Pink Sheets under the symbol “RCYT.”

An investment in our common stock involves a high degree of risk. Please carefully review the section of this prospectus titled “Risk Factors” beginning on page 9 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2007

We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock. When considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus.

SUMMARY

 This summary does not contain all of the information you should consider before investing in our common stock. Before deciding to invest in our common stock, you should carefully read this entire prospectus, especially the section titled “Risk Factors” and our financial statements and the related notes.

Our History

     We were incorporated in 2005 as a successor to an operation which began in 2002. The predecessor company was a sole proprietorship, known as “Computer Spealists,” owned by a former officer who is no longer involved with us. This company was in the same business and is the predecessor to us. The prior company was marginally profitable in its period of operation. This company has been absorbed into us and is no longer in existence.

       On June 27, 2005, we filed with the Colorado Division of Securities, Denver, Colorado, a Limited Registration Offering Statement under cover of Form RL pursuant to the Colorado Securities Code, relating to a proposed offering of up to 250,000 of our Common Shares. The Registration was declared effective by the Division on July 27, 2005. The offering was closed on November 15, 2005. We raised $67,300 and sold a total of 134,600 shares in the offering. As of April 19, 2007, there were 4,146,600 common shares issued and outstanding.

Our Business

     Our business is to purchase, refurbish and market its computer and technology products to the public. Our historic focus has been in the Denver, Colorado metropolitan area, but we plan to expand nationwide. We pay to acquire used computer equipment and technology products, refurbish these products, and resell them. At the present time, we have active operations and sell our products directly to the public. At the present time, we have no plans to raise any additional funds within the next twelve months. Any working capital will be expected to be generated from internal operations. However, we reserve the right to examine possible additional sources of funds, including, but not limited to, equity or debt offerings, borrowings, or joint ventures. Limited market surveys have never been conducted to determine demand for our products. Therefore, there can be no assur-ance that any of our objectives will be achieved.

      Most sales are made at our retail location, which is located at our principal office in Wheat Ridge, Colorado. We also have a web site, which is also capable of sales. Our sole activities are to purchase used computer and technology products from individuals and companies and to refurbish for resale. The type of equipment and technology products range from computers to networking and communication equipment. We will take any equipment or technology product which we believe can be resold. Businesses and individuals customarily pay to have these products removed and discarded. We believe that we give these businesses and individuals a new option. We pay a fee to acquire these products.

      We sell the refurbished equipment at substantial discounts to the price of comparable new products. However, the equipment and technology products are upgraded in capability and technology, so that they function comparably to new products.

      We utilize the expertise and existing business relationships of our principal officers to develop opportunities for us. Also, we advertise in local newspapers. Operational decisions will be made solely by our management.

      It should be noted, however, that we do not have any extensive history of operations. To the extent that management is unsuccessful in keeping expenses in line with income, failure to effect the events and goals listed herein would result in a general failure of the business. This would cause management to consider liquidation or merger.

Risks Affecting Us

 We are subject to a number of risks that you should be aware of before you decide to purchase our common stock. Please see “Risk Factors” beginning on page and other information included in this prospectus for a discussion of factors you should consider before investing in shares of our common stock.

Corporate Information

       Our corporate headquarters are located at 6890 West 44th Ave.# 3, Wheat Ridge, Colorado 80033. Our telephone number is (303) 539-9381.

 The Offering

Number of presently outstanding shares being offered by this prospectus	323,000 shares (1)
Common stock outstanding	4,146,600 shares (2)
Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock presently outstanding that are being offered hereunder.
 _______________

(1)	Consists of shares of common stock issued to investors in private placements from May, 2005 to December, 2006.

(2)	Shares of common stock outstanding as of April 19, 2007.

RISK FACTORS

       If you purchase our common stock, you will be taking on a high degree of financial risk. In deciding whether to purchase our common stock, you should carefully read and consider the risks and uncertainties described below and the other information contained in this prospectus. The occurrence of any of the following risks could materially impair our business, financial condition and results of operation. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have a limited operating history.

 We began operations in May, 2005. Since the inception of our current business operations, we have been engaged in organizational activities, including developing a strategic operating plan, entering into contracts, hiring personnel, developing processing technology, raising private capital and seeking acquisitions. We have no production facilities. Accordingly, we have a limited relevant operating history upon which an evaluation of our performance and future prospects can be made.

We have had a history of net losses.

 We had net income of $5,012 for the fiscal quarter ended March 31, 2007. However, we have a history of net losses. We incurred net losses of $14,265 for the twelve months ended December 31, 2006 and a total loss of $30,385 from inception through December 31, 2006. From May 3, 2005 (date of inception) through March 31, 2007, we reported an accumulated stockholders’ deficit of $39,638. We may to continue to incur net losses for the foreseeable future as we continue to further develop our business. Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon the factors discussed elsewhere in this “Risk Factors” section. We cannot assure you that we will achieve or sustain profitability or that our operating losses will not increase in the future. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.

Because we have a history of losses and have a working capital deficit, our accountants have expressed doubts about our ability to continue as a going concern.

 For the fiscal year ended December 31, 2006, our accountants have expressed doubt about our ability to continue as a going concern as a history of losses and a working capital deficit. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues from the sale of our products.

 Based upon current plans, we may incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect to break even with our operating costs for the year ending December 31, 2007 but cannot guarantee that we will do so. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues will cause us to go out of business.

We may be forced to continue to borrow money from our principal shareholder and President, Mr. Capra, which will increase our debt and make repayment more difficult.

  In the past we have borrow money for operations from our principal shareholder and President, Mr. Capra, and may be required to do so in the future if our business does not generate enough revenues in 2007. Mr. Capra has committed to funding our working capital needs until December 2007, but our increased debt to it could make repayment more difficult.

If we default in the repayment of advances owed our shareholder and President, Mr. Capra, we could be unable to continue as a viable business.

 As of March 31, 2007, we owed our shareholder and President, Mr. Capra, $15,893 including accrued interest and is unsecured. Principal and interest on our debt to Mr. Capra is currently due. If Mr. Capra demands payment and we default, we could be unable to continue as a viable business.

We may need to raise additional funds in order to achieve our business objectives.

 As of  March 31, 2007, we had cash, cash equivalents and short-term investment of $7,320. We may need additional capital expenditures and investments over the next twelve months related to our growth. We will use additional loans from Mr. Capra, if necessary and will cash on hand to fund corporate overhead.

 We are evaluating debt and equity placements at the corporate level. At the present time, except for Mr. Capra, we have no commitments for any additional financing, and there can be no assurance that, if needed, additional capital will be available to use on commercially acceptable terms or at all. Our failure to raise capital as needed would significantly restrict our growth and hinder out ability to compete. We may need to curtail expenses, reduce planned investments and development and forgo business opportunities. Additional equity financings are likely to be dilutive to holders of our common stock and debt financing, if available, may involve significant payment obligation and covenants that restrict how we operate our business.

We are dependent upon our officers and key personnel and the loss of any of these persons could adversely affect our operations and results.

      We believe that the implementation of our proposed expansion strategy and execution of our business plan will depend to a significant extent upon the efforts and abilities of our officers and key personnel. Because the computer recycling industry is relatively small, we believe that the personal contacts of our officers and key personnel within the industry will be a significant factor in our continued success. Our failure to retain our officers or key personnel, or to attract and retain additional qualified personnel, could adversely affect our operations and results. We do not currently carry key-man life insurance on any of our officers. See “Management.”

 Because we are smaller and have fewer financial and other resources than many recycling companies, we may not be able to successfully compete in the very competitive recycling industry.

      We believe that there is significant competition among existing recyclers of computers and computer products. Our business faces competition from a number of competitors that can recycle significantly greater volumes of computers and computer products than we can or expect to and competitors that have the financial and other resources that would enable them to expand their operations rapidly if they chose to. These competitors may be able to achieve substantial economies of scale and scope, thereby substantially reducing their fixed production costs and their marginal costs. If these producers are able to substantially reduce their marginal costs, we may be not be able to recycle and produce products at a cost that allows us to operate profitably. Even if we are able to operate profitably, these other competitors may be substantially more profitable than us, which may make it more difficult for us to raise any financing necessary for us to achieve our business plan and may have a materially adverse effect on the market price of our common stock.

Risks Related to an Investment in Our Common Stock

Our common stock currently has no substantial trading market and there is no guarantee a trading market will ever develop for our securities.

      There is presently no demand for our common stock. While our common stock trades in the Pink Sheets, there is presently no substantial trading market for the shares being offered in this prospectus. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

The over-the-counter market for stock such as ours has had extreme price and volume fluctuations.

      The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the our industry and in the investment markets generally, as well as economic conditions and quarterly variations in our operational results, may have a negative effect on the market price of our common stock.

We may not be able to attract the attention of major brokerage firms for research and support which may adversely affect the market price of our common stock.

       Securities analysts of major brokerage firms may not publish research on our common stock. The number of securities competing for the attention of such analysts is large and growing. Coverage of a security by analysts at major brokerage firms increases the investing public’s knowledge of and interest in the issuer, which may stimulate demand for and support the market price of the issuer’s securities. The failure of major brokerage firms to cover our common stock may adversely affect the market price of our common stock.

Future sales of common stock or other dilutive events may adversely affect prevailing market prices for our common stock.

       We are currently authorized to issue up to 50,000,000 shares of common stock, of which 4,146,600 shares were issued and outstanding as of April 19, 2007. Our board of directors has the authority, without further action or vote of our stockholders, to issue any or all of the remaining authorized shares of our common stock that are not reserved for issuance and to grant options or other awards to purchase any or all of the shares remaining authorized. The board may issue shares or grant options or awards relating to shares at a price that reflects a discount from the then-current market price of our common stock. The options and awards referred to above can be expected to include provisions that require the issuance of increased numbers of shares of common stock upon exercise or conversion in the event of stock splits, redemptions, mergers or other transactions. The occurrence of any such event, the exercise of any of the options or warrants described above and any other issuance of shares of common stock will dilute the percentage ownership interests of our current stockholders and may adversely affect the prevailing market price of our common stock.

A significant number of our shares will be eligible for sale, and their sale could depress the market price of our common stock.

      Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. Virtually all shares of our common stock may be offered from time to time in the open market, including the shares offered pursuant to this prospectus. These sales may have a depressive effect on the market for the shares of our common stock. Moreover, additional shares of our common stock, including shares that have been issued in private placements, may be sold from time to time in the open market pursuant to Rule 144. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated at specified intervals.  Subject to satisfaction of a two-year holding requirement, non-affiliates of an issuer may make sales under Rule 144 without regard to the volume limitations and any of the restricted shares may be sold by a non-affiliate after they have been held two years. Sales of our common stock by our affiliates are subject to Rule 144.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, as a consequence of such failure, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

       Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we could be subject to regulatory action or other litigation and our operating results could be harmed.

       Commencing with our fiscal year beginning January 1, 2007, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires our management to annually assess the effectiveness of our internal controls over financial reporting and, commencing with the fiscal year beginning January 1, 2008, our independent registered public accounting firm to report on these assessments. In connection with their audit of our financial statements for the fiscal year ended December 31, 2006, our independent accountants notified us and our board of directors that they had identified significant deficiencies that they considered material weaknesses in our internal controls. The material weaknesses related to the financial reporting process and segregation of duties. We have augmented and continue to augment our internal controls procedures and expand our accounting staff, but there is no guarantee that this effort will be adequate.

       During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Mr. Capra has significant voting power and may take actions that may not be in the best interest of all other stockholders.

       Mr. Capra beneficially own approximately 74.5% of our currently outstanding shares of common stock. Because of his holdings, he is able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Investors should not anticipate receiving cash dividends on our common stock.

       We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We may issue shares of preferred stock without stockholder approval that may adversely affect your rights as a holder of our common stock.

       Our certificate of incorporation authorizes us to issue up to 1,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with rights to receive dividends and distributions upon liquidation in preference to any dividends or distributions upon liquidation to holders of our common stock and with conversion, redemption, voting or other rights which could dilute the economic interest and voting rights of our common stockholders. The issuance of preferred stock could also be used as a method of discouraging, delaying or preventing a change in control of our company or making removal of our management more difficult, which may not be in your interest as holders of common stock.

Provisions in our articles of incorporation and bylaws and under Colorado law could inhibit a takeover at a premium price.

       As noted above, our articles of incorporation authorizes us to issue up to 1,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Our bylaws limit who may call a special meeting of stockholders and establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholder meetings. Each of these provisions may have the effect to discouraging, delaying or preventing a change in control of our company or making removal of our management more difficult, which may not be in your interest as holders of common stock.

DETERMINATION OF OFFERING PRICE

       These shares of common stock may be sold by the selling stockholders from time to time in the over-the-counter market or on other national securities exchanges or automated interdealer quotation systems on which our common stock may be listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares at the time of sale or in negotiated transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       This prospectus contains forward-looking statements that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can be based only on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties. .Actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

       Forward-looking statements can be identified by the use of forward-looking words such as “may”, “will”, “should”, “anticipate”, “believe”, “expect”, “plan”, “future”, “intend”, “could”, “estimate”, “predict”, “hope”, “potential”, “continue”, or the negative of these terms or other similar expressions. These statements include, but are not limited to, statements under the captions “Risk Factors”, “Management’s Discussion and Analysis or Plan of Operation” and “Description of Business”, as well as other sections in this prospectus. You should be aware that the occurrence of any of the events discussed under these captions and elsewhere in this prospectus could substantially harm our business, the results of our operations and our financial condition. You should also be aware. that, if any of these events occurs, the trading price of our common stock could decline, and you could lose all or part of the value of your shares of our common stock. These events include, but are not limited to, the following:

•	the availability and adequacy of our cash flow to meet our requirements;

•	economic, competitive, demographic, business and other conditions in our local and regional markets;

•	changes or developments in laws, regulations or taxes in the recycling industries;

•	actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•	competition in the recycling industry;

•	changes in our business and growth strategy, capital improvements or development plans;

•	the availability of additional capital to support capital improvements and development; and

•	other factors discussed under the section entitled “Risk Factors” or elsewhere in this prospectus.

       The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus.

       We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update any forward looking-statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

       We have filed a registration statement with the SEC on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference facilities at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, which contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services.

       You may also request a copy of our filings at no cost by writing us at: RECYCLE TECH, INC., 6890 West 44th Ave., #3 Wheat Ridge, Colorado 80033, Attention: Mr. Bruce Capra, Chief Executive Officer or telephoning us at: (303) 539-9381.

USE OF PROCEEDS

       The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

AGREEMENTS WITH THE SELLING STOCKHOLDERS

  We have no investor purchase agreements or registration rights agreements in connection with the shares offered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Holders

  As of April 19, 2007, there were approximately 62 record holders of our common stock and there were 4,146,600 shares of our common stock outstanding.

Market Information

  Our shares of common stock are listed in the Pink Sheets under the trading symbol RCYT. The shares became trading in March, 2007, so there is no extensive history of trading. The most recent bid and asked price was $0.25 and $0.78 , respectively, on April 17,,2007.

Dividend Policy

  We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Equity Compensation Plan Information

       We have no outstanding stock options or other equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS

       This Management’s Discussion and Analysis or Plan of Operation contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may”, “will”, “should”, “anticipate”, “believe”, “expect”, “plan”, “future”, “intend”, “could”, “estimate”, “predict”, “hope”, “potential”, “continue”, or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including, but not limited to, the matters discussed in this report under the caption “Risk Factors”. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update any forward looking-statements, whether as a result of new information, future events or otherwise.

       The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

Results of Operations

       Sales. We have had sales of $38,287 for the three months ended March 31, 2007. We had sales of $46,674 for the twelve months ended December 31, 2006. We had sales of $20,302 from inception through December 31, 2005. Our sales have increased in every period. We anticipate that we will continue to see increased sales throughout the remainder of the year because we believe that we are developing a strong demand for our products.

       Operating Expenses. We have had operating expenses of $26,609 for the three months ended March 31, 2007. We had operating expenses of $44,639 for the twelve months ended December 31, 2006. We had operating expenses of $41,531 from inception through December 31, 2005. Our operating expenses are comprised primarily of general and administrative expenses. The primary components of general and administrative expenses are the expenses of our corporate office, professional fees, and salaries and benefits. The increase in operating expenses is directly related to the increase in salaries and professional fees during the relevant periods.

       Gross Profit (Loss). We have had gross profit of $31,395 (approximately 82% of sales) for the three months ended March 31, 2007. We had gross profit of $29,490(approximately 63% of sales) for the twelve months ended December 31, 2006. We had gross profit of $12,501(approximately 61.5% of sales) from inception through December 31, 2005. Our increased gross profit was a significant factor in our net income for the fiscal quarter ended March 31, 2007. These gross margins were directly attributable to better inventory control. We hope to maintain these gross profit margins as we increase our sales.

       Net Income. We had net income of $5,012 for the three months ended March 31, 2007.

  Net Loss. We incurred a net loss of $14,265 for the twelve months ended December 31, 2006. We had a net loss of $30,385 from inception through December 31, 2005.

  The income for the three months ended March 31, 2007came from higher sales of our products. We have increased our sales in every quarter since our inception. However, our general and administrative expenses have also significantly increased in the past fiscal quarter. Our ability to achieve profitable operations is dependent on increased sales of our products and controlling our cost of goods sold. Our expectations are that we will be marginally profitable in the next fiscal quarter and may be profitable for the year. However, given the uncertainties of our business operations, we cannot assure you that we will show profitable results at any time.

Liquidity and Capital Resources

       As of March 31, 2007, we had cash, cash equivalents totaling $7,320.

       We had net cash provided by operating activities of $6,236 for the three months ended March 31, 2007. We had net cash provided by operating activities of $1,608 for the twelve months ended December 31, 2006. We had net cash used for operating activities of $31,706 from inception through December 31, 2005.

       We had net cash provided by financing activities of $-0- for the three months ended March 31, 2007. We had net cash provided by financing activities of $1,500 for the twelve months ended December 31, 2006. We had net cash provided for financing activities of $32,050 from inception through December 31, 2005. Our financing activities were all provided by Mr. Capra and have been repaid as of March 31, 2007, with the exception of our accounts receivable financing.

       We do not anticipate significant capital expenditures and investments over the next 12 months. We may use additional loans from Mr. Capra and cash on hand to fund corporate overhead.

  At the present time, except for Mr. Capra, we have no commitments for any additional financing, and there can be no assurance that, if needed, additional capital will be available to use on commercially acceptable terms or at all. Our failure to raise capital as needed would significantly restrict our growth and hinder out ability to compete. We may need to curtail expenses and forgo business opportunities. Additional equity financings are likely to be dilutive to holders of our common stock and debt financing, if available, may involve significant payment obligation and covenants that restrict how we operate our business.

Off-Balance Sheet Arrangements

  We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Critical Accounting Policies

  Our discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an ongoing basis, including those related to provisions for uncollectible accounts receivable, inventories, valuation of intangible assets and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

  The accounting policies that we follow are set forth in Note 2 to our financial statements as included in this prospectus. These accounting policies conform to accounting principles generally accepted in the United States, and have been consistently applied in the preparation of the financial statements.

Recently Issued Accounting Pronouncements

       In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123R "Share Based Payment." This statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest. This statement is effective for public entities that file as small business issuers, as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. We adopted this pronouncement during the first quarter of 2005.

       In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29. The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 on its effective date did not have a material effect on our consolidated financial statements.

       In March 2005, the FASB issued Financial Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations - an Interpretation of FASB Statement No. 143", which specifies the accounting treatment for obligations associated with the sale or disposal of an asset when there are legal requirements attendant to such a disposition. We adopted this pronouncement in 2005, as required, but there was no impact as there are no legal obligations associated with the future sale or disposal of any assets.

       In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and SFAS Statement No. 3". SFAS No. 154 changes the requirements for the accounting and reporting of a change in accounting principle by requiring retrospective application to prior periods' financial statements of the change in accounting principle, unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS No. 154 to have any impact on our consolidated financial statements.

DESCRIPTION OF BUSINESS
Our History

     We were incorporated in 2005 as a successor to an operation which began in 2002. The predecessor company was a sole proprietorship, also known as “Recycle-Tech,” owned by a former officer who is no longer involved with us. This company was in the same business and is the predecessor to us. The prior company was marginally profitable in its period of operation. This company has been absorbed into us and is no longer in existence.

       On June 27, 2005, we filed with the Colorado Division of Securities, Denver, Colorado, a Limited Registration Offering Statement under cover of Form RL pursuant to the Colorado Securities Code, relating to a proposed offering of up to 250,000 of our Common Shares. The Registration was declared effective by the Division on July 27, 2005. The offering was closed on November 15, 2005. We raised $67,300 and sold a total of 134,600 shares in the offering. As of April 19, 2007, there were 4,146,600 common shares issued and outstanding.

Our Business

      Our business is to purchase, refurbish and market its computer and technology products to the public. Our historic focus has been in the Denver, Colorado metropolitan area, but we plan to expand nationwide. We pay to acquire used computer equipment and technology products, refurbish these products, and resell them. At the present time, we have active operations and sell our products directly to the public. At the present time, we have no plans to raise any additional funds within the next twelve months. Any working capital will be expected to be generated from internal operations. However, we reserve the right to examine possible additional sources of funds, including, but not limited to, equity or debt offerings, borrowings, or joint ventures. Limited market surveys have never been conducted to determine demand for our products. Therefore, there can be no assur-ance that any of our objectives will be achieved.

      Most sales are made at our retail location, which is located at our principal office in Wheat Ridge, Colorado. We also have a web site, which is also capable of sales. Our sole activities are to purchase used computer and technology products from individuals and companies and to refurbish for resale. The type of equipment and technology products range from computers to networking and communication equipment. We will take any equipment or technology product which we believe can be resold. Businesses and individuals customarily pay to have these products removed and discarded. We believe that we give these businesses and individuals a new option. We pay a fee to acquire these products.

      We sell the refurbished equipment at substantial discounts to the price of comparable new products. However, the equipment and technology products are upgraded in capability and technology, so that they function comparably to new products.

      We utilize the expertise and existing business relationships of our principal officers to develop opportunities for us. Also, we advertise in local newspapers. Operational decisions will be made solely by our management.

      It should be noted, however, that we do not have any extensive history of operations. To the extent that management is unsuccessful in keeping expenses in line with income, failure to effect the events and goals listed herein would result in a general failure of the business. This would cause management to consider liquidation or merger.

Intellectual Property Rights and Patents

      We have no intellectual property or patent applications pending.

Research and Development

      We have not incurred any research and development costs during the twelve months since inception.

Regulatory Approvals and Environmental Laws

      We are not subject to material federal, state or local environmental laws and regulations We also do not expect to incur material capital expenditures for environmental controls in this or the succeeding fiscal year. We do not have material environmental liabilities relating to contamination at or from our facilities or at off-site locations where we have transported or arranged for the disposal of hazardous substances.

Competition

 Our business is highly competitive. We will be competing with numerous established companies having substantially greater financial resources and experience than us. There can be no guarantee that we will ever be able to compete successfully.

Employees

      We had two employees as of April 19, 2007, including our President.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers.

Name	Age	Position

Bruce A. Capra	53	President and Director

Raymond Kasel	29	Secretary-Treasurer

Mr. Capra has served as a Director of us since our inception and President since December, 2005. He was also Secretary-Treasurer from December, 2005 to June, 2006. He was also the Chief Financial Officer and on the Board of Directors of Nicklebys.com, a public company and served in this position from 2000 until April, 2006. He was the founder and served as the President, a director and the sole owner of Nickelby’s Auction Gallery, an auction liquidation company specializing in fine art, antiques and collectibles, from 1992 through 1999, which was a predecessor of  Nicklebys.com. He was employed from 1988 until 1999, as the General Manager and the Director of Sales, Marketing and Advertising for American Design, Ltd., an Aurora,  Colorado, corporation specializing in the publication of fine art. Mr. Capra founded and served as the President, from 1981 until the sale of the business in 1988, of Image Tech Inc., Denver, Colorado, a fine art serigraph printing company specializing in printing and publishing fine art and commercial signage. Prior to that time, from 1979 through 1982, he owned and operated The  Mushroom Gallery, Ltd., an art gallery located in Denver, Colorado. Mr. Capra attended Missouri Auction School in 1988 and is a licensed auctioneer in the states of California, Colorado, Nevada and Texas. He is also a certified personal property appraiser and a member of the Certified Appraisers Guild of America.

Mr. Kasel has served as Secretary-Treasurer since June, 2006. From 2001 to the present, he has also been the owner of Kasel Design Group, LLC, a private company which engages in computer systems consulting. From 2006 to the present, he has also been a Senior Program Analyst in computer systems with the University of Colorado Health Sciences Center. From 2005 to 2006, he held a similar position with National Jewish Medical and Research Center, in Denver, Colorado. Mr. Kasel has also been a computer information systems instructor from 2001 to the present at the Community College of Denver. From 2001 to 2005, he was Director of Operations of Kasel Associated Industries, a private information systems company which he owned. From 2001 to 2002, he was an applications developer with First Data Corporation. Mr. Kasel holds a bachelor’s degree in Information Systems Security from ITT Technical Institute and an associate’s degree in Applied Science/Programming from Community College of Denver.

 The Company's Director will serve in such capacity until the next annual meeting of the Company's shareholders and until his successor has been elected and qualified. The officers serve at the discretion of the Company's Director. There are no arrangements or understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Family Relationships

      Mr. Kasel is the son-in-law of Mr. Capra. Otherwise, there are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

Committees of the Board of Directors

        There are no committees of the Board of Directors.

Code of Ethics

 Our Board of directors has not adopted a code of ethics but plans to do so in the future.

Executive Compensation

 None of our officers or director received or was entitled to receive remuneration in excess of $100,000 for the fiscal years ended December 31, 2006, 2005, or 2004.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

 We have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, restricted stock or SAR grants were granted or were outstanding at any time.

Compensation of Directors

       None of our directors received or were entitled to receive remuneration for the fiscal years ended December 31, 2006, 2005, or 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       As of April 19, 2007, a total of 4,146,600 shares were issued and outstanding. The following table sets forth information regarding the number of shares of our common stock beneficially owned as of April 19, 2007:

•	each person who is known by us to beneficially own 5% or more of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers, as a group.

Name and Address
Beneficial	No. of	Percentage
Owner	Common Shares	of Ownership(1)(2)

Bruce A. Capra(3)	3,304,200	74.5%
6890 West 44th # 3 Ave.
Wheat Ridge, Colorado 80033

Raymond Kasel(4)	200	0.0001%
6890 West 44th # 3Ave.
Denver, Colorado 80033

Keith Block(5)	316,000	7.6%
6890 West 44th # 3Ave.
Denver, Colorado 80033

All Officers and	3,304,400	74.5%
Directors as a Group (two persons)

_________________

(1)	All ownership is beneficial and of record, unless indicated otherwise.

(2)	Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

(3)	Does not include 700 shares owned by the adult children of Mr. Capra and 200 shares owned by Mr. Capra’s mother, for which he disclaims beneficial ownership as to all shares.

(4)	Shares are owned of record by Mr. Kasel’s wife, who is the adult daughter of Mr. Capra, for which he disclaims beneficial ownership.

(5)	Includes 275,000 shares owned in the name of Blockacre Enterprises, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In 2005 and 2006 we had a note payable to Mr. Capra. The note was secured by all of our assets and payable upon demand. The note bore interest at 18% per annum, and 24% per annum if not paid promptly upon demand. The outstanding principal balance on the note was $1,000 and $2,500 at December 31, 2005 and 2006, and $0 at March 31, 2007. Interest expense under all notes payable was $1,355, $458 and $38 in 2005, 2006 and for the three months ended March 31, 2007, and interest payable at each date was $7, $465, and $0.

       Certain of our trade accounts payable are financed by Mr. Capra through personal borrowing. Amounts due Mr. Capra under this arrangement were $0, $13,240 and $15,893 at the end of 2005, 2006 and March 31, 2007.

SELLING STOCKHOLDERS

       The following table sets forth:

•	the name of the selling stockholders;

•	the number of shares of common stock beneficially owned by the selling stockholders as of April 19, 2007;

•	the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus; and

•
the number and percentage of shares of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

       Except as otherwise noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us. Unless otherwise noted below, none of the selling stockholders is a broker-dealer registered with the National Association of Securities Dealers, Inc. nor, to the best of our knowledge, is any of the selling stockholders an affiliate of such a broker-dealer.

       Beneficial ownership is determined under the rules of the SEC. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

			Beneficial Shares after this offering (2)
Name	Beneficial Ownership Prior to this Offering (1)	Shares Registered in this Offering	Number of Shares	Percent (3)

Todd Sheehan	4,000	2,000	2,000	0.05%

Michael McGill	3,000	2,000	1,000	0.025%

Judy Feinberg	1,000	1,000	0	0

Ted Merriam	5,000	5,000	0	0

Paul J Meyers	1,000	1,000	0	0

Mykel Lasa	1,000	1,000	0	0

Keith Block(4)	316,000	281,000	35,000	0.9%

Kajen Corp	30,000	30,000	0	0

Total	361,000	323,000	43,000	0.01%
_______________________

(1)	Beneficial ownership information for the selling stockholders is provided as of April 19, 2007, based upon information provided by the selling stockholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3)
Based on 4,146,600 shares of common stock outstanding on April 19, 2007. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(4)	Includes 275,000 shares owned in the name of Blockacre Enterprises, LLC.

PLAN OF DISTRIBUTION

       The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be effected at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

       The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

       Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

       The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

       Upon our receipt of written notification by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our receipt of written notification by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

       The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

       The selling stockholders and any broker-dealers or agents that are involved in selling common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder that is affiliated with a broker-dealer has represented and warranted to us that he or she acquired the securities subject to this prospectus in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

       We have advised each selling stockholder that he or she may not use shares registered on the Registration Statement to cover short sales of common stock made prior to the date on which the Registration Statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this prospectus.

       We have agreed to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have also agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

                We are authorized to issue up to 50,000,000 shares of $0.001 par value common stock and 1,000,000 shares of $0.10 par value preferred stock. As of April 19, 2007, 4,146,600 shares of Common Stock and no shares of preferred stock were issued and outstanding.

Common Stock

       The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, amendment of the articles of incorporation require the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock

                We are authorized to issue up to 1,000,000 shares of $0.10 par value preferred stock. Our preferred shares are entitled to such rights, references and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

                Although we currently do not have any plans to issue shares of preferred stock or to designate any series of preferred stock, there can be no assurance that we will not do so in the future. As a result, we could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock. Our common stockholders have no redemption rights. In addition, our Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Warrants

       We have not issued any warrants.

Options

      We have no outstanding options or other derivative securities.

Transfer Agent

      The stock transfer agent for our securities is X-Clearing Corp, of Denver, Colorado. Their address is 535 Sixteenth Street, Suite 810, Denver, Colorado 80202. Their phone number is (303)573-1000.

Reports to Stockholders

       We intend to furnish annual reports to stockholders which will include audited financial statements reported on by our independent certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders as we deem appropriate.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitations of Liability and Indemnification

Our articles of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by the Colorado Business Corporation Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL PROCEEDINGS

          No legal proceedings to which we are a party were pending during the reporting period. We know of no legal proceedings of a material nature pending or threatened or judgments entered against any of our directors or officers in their capacity as such.

LEGAL MATTERS

         The law firm of David Wagner & Associates, P.C. of Greenwood Village, Colorado has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. This firm will owns 175,000 shares of our common stock.

EXPERTS

Our financial statements covering our consolidated balance sheets as of March 31, 2007, December 31, 2006,and from inception through December 31, 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, included in this prospectus and in the registration statement, have been audited by Ronald R. Chadwick, P.C., of Aurora, Colorado, independent registered public accounting firm, as stated in its report, appearing in this prospectus and in the registration statement and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the years ended December 31, 2006 and 2005.

DESCRIPTION OF PROPERTY

We occupy office currently occupy a total of 650 square feet of office and retail space which we rent on a two year lease from an unaffiliated third party. The lease is from February 1, 2006 to February 1, 2008. We pay a total of $425 per month, plus utilities for this space. This space is considered to be sufficient for us at the present time. We have no plans to acquire additional space. Some equipment was acquired and leased with the proceeds of our recent offering. Otherwise, we have no other property. We believe that our facilities are in good working order and are sufficient to meet our current requirements.

RECYCLE TECH, INC.

FINANCIAL STATEMENTS

December 31, 2005 and 2006,
& March 31, 2007 (Unaudited)

RECYCLE TECH, INC.
Financial Statements

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Recycle Tech, Inc.
Wheat Ridge, Colorado

I have audited the accompanying balance sheets of Recycle Tech, Inc. as of December 31, 2005 and 2006, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Recycle Tech, Inc. as of December 31, 2005 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements the Company has suffered recurring losses from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
April 19, 2007

RECYCLE TECH, INC.
BALANCE SHEETS

			Mar. 31, 2007
	Dec. 31, 2005	Dec. 31, 2006	(Unaudited)

ASSETS

Current assets
Cash	$344	$1,084	$7,320
Inventory	1,492	752	735
Total current assets	1,836	1,836	8,055

Fixed assets	250	2,618	2,618
Less accumulated depreciation	(33)	(298)	(429)
Other assets		395	395
	217	2,715	2,584

Total Assets	$2,053	$4,551	$10,639

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$131	$14,936	$16,477
Accrued payables - related party	7	465
Note payable - related party	1,000	2,500
Total current liabilties	1,138	17,901	16,477

Total Liabilities	1,138	17,901	16,477

Stockholders' Equity
Preferred stock, $.10 par value;
1,000,000 shares authorized;
no shares issued & outstanding	-	-	-
Common stock, $.001 par value;
50,000,000 shares authorized;
4,134,600 shares (2004 & 2005) and
4,146,600 shares (March 2007)
issued & outstanding	4,135	4,135	4,147
Additional paid in capital	27,165	27,165	33,153
Accumulated deficit	(30,385)	(44,650)	(43,138)

Total Stockholders' Equity	915	(13,350)	(5,838)

Total Liabilities and Stockholders' Equity	$2,053	$4,551	$10,639

The accompanying notes are an integral part of the financial statements.

RECYCLE TECH, INC.
STATEMENTS OF OPERATIONS

	Period From
	May 3, 2005		Three Months
	(Inception)		Ended
	Through	Year Ended	Mar. 31, 2007
	Dec. 31, 2005	Dec. 31, 2006	(Unaudited)

Sales - net of returns	$20,302	$46,674	$38,287
Cost of goods sold	7,801	17,184	6,892

Gross profit	12,501	29,490	31,395

Operating expenses:
Amortization & depreciation	33	265	131
General and administrative	41,498	44,374	29,978
	41,531	44,639	30,109

Gain (loss) from operations	(29,030)	(15,149)	1,286

Other income (expense):
Interest expense	(1,355)	884	226
	(1,355)	884	226

Income (loss) before
provision for income taxes	(30,385)	(14,265)	1,512

Provision for income tax	-	-	-

Net income (loss)	$(30,385)	$(14,265)	$1,512

Net income (loss) per share
(Basic and fully diluted)	$(0.01)	$(0.00)	$0.00

Weighted average number of
common shares outstanding	4,025,238	4,134,600	4,142,600

The accompanying notes are an integral part of the financial statements.

RECYCLE TECH, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock				Stock-
		Amount	Paid in	Accumulated	holders'
	Shares	($.001 Par)	Capital	Deficit	Equity

Balances at May 3, 2005 (Inception)	-	$-	$-	$-	$-

Founders' stock for cash	3,750,000	3,750			3,750

Founders' stock for assets	250,000	250			250

Issuance of stock for cash	134,600	135	27,165		27,300

Gain (loss) for the year				(30,385)	(30,385)

Balances at December 31, 2005	4,134,600	$4,135	$27,165	$(30,385)	$915

Gain (loss) for the year				(14,265)	(14,265)

Balances at December 31, 2006	4,134,600	$4,135	$27,165	$(44,650)	$(13,350)

Issuance of stock for cash	12,000	12	5,988		6,000

Gain (loss) for the period				1,512	1,512

Balances at
Mar. 31, 2007 (Unaudited)	4,146,600	$4,147	$33,153	$(43,138)	$(5,838)

The accompanying notes are an integral part of the financial statements.

RECYCLE TECH, INC.
STATEMENTS OF CASH FLOWS

	Period From
	May 3, 2005		Three Months
	(Inception)		Ended
	Through	Year Ended	Mar. 31, 2007
	Dec. 31, 2005	Dec. 31, 2006	(Unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$(30,385)	$(14,265)	$1,512

Adjustments to reconcile net loss to
net cash provided by (used for)
operating activities:
Amortization & depreciation	33	265	131
Inventory	(1,492)	740	17
Accrued payables	138	15,263	1,076
Other assets	-	(395)	-
Net cash provided by (used for)
operating activities	(31,706)	1,608	2,736

Cash Flows From Investing Activities:
Fixed assets	-	(2,368)	-
Net cash provided by (used for)
investing activities	-	(2,368)	-

(Continued On Following Page)

The accompanying notes are an integral part of the financial statements.

RECYCLE TECH, INC.
STATEMENTS OF CASH FLOWS

(Continued From Previous Page)

	Period From
	May 3, 2005		Three Months
	(Inception)		Ended
	Through	Year Ended	Mar. 31, 2007
	Dec. 31, 2005	Dec. 31, 2006	(Unaudited)

Cash Flows From Financing Activities:
Notes payable - rel. pty. - borrowings	45,000	2,500
Notes payable - rel. pty. - payments	(44,000)	(1,000)	(2,500)
Issuance of common stock	31,050		6,000
Net cash provided by (used for)
financing activities	32,050	1,500	3,500

Net Increase (Decrease) In Cash	344	740	6,236

Cash At The Beginning Of The Period	-	344	1,084

Cash At The End Of The Period	$344	$1,084	$7,320

Schedule Of Non-Cash Investing And Financing Activities

In 2005 the Company issued 250,000 shares valued at 250 for
fixed assets.

Supplemental Disclosure

Cash paid for interest	$1,348	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

RECYCLE TECH, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2006, & March 31, 2007 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recycle Tech, Inc. (the “Company”), was incorporated in the State of Colorado on May 3, 2005. The Company sells computer hardware and consulting services to a customer base of businesses and individuals.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2005 and 2006, and March 31, 2007 the Company had no balance in its allowance for doubtful accounts.

Property and equipment

Property and equipment are recorded at cost and depreciated under accelerated or straight line methods over each item's estimated useful life.

Revenue recognition

Revenue is recognized on an accrual basis as earned under contract terms.

Advertising costs

Advertising costs are expensed as incurred. The Company had advertising costs in 2005, 2006, and for the three months ended March 31, 2007 of $2,678, $2,294 and $488.

RECYCLE TECH, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2006, & March 31, 2007 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Income tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheets, approximates fair value.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standard 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Products and services, geographic areas and major customers

The Company earns revenue from the sale of computer hardware and consulting services, but does not separate sales of different product lines into operating segments. All sales each year were domestic and to external customers.

RECYCLE TECH, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2006, & March 31, 2007 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Recent Accounting Pronouncements

In March 2005, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment". SFAS 123(r) requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. The Company has adopted the provisions of SFAS No. 123(r) which are effective in general for transactions entered into or modified after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The Company has adopted the provisions of SFAS No. 154, which are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption did not have a material effect on the results of operations of the Company. In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. The Company has adopted the provisions of SFAS No. 155, which are effective in general for financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The adoption did not have a material effect on the results of operations of the Company.

In March 2006, the FASB issued SFAS No. 156 "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The Company has adopted the provisions of SFAS No. 156, which are effective in general for an entity's fiscal year beginning after September 15, 2006. The adoption did not have a material effect on the results of operations of the Company.

In December 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”, to improve consistency and comparability in fair value measurements, and to expand related

RECYCLE TECH, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2006, & March 31, 2007 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

disclosures. The Company has adopted the provisions of SFAS No. 157, which are effective for financial statements for fiscal years beginning after November 15, 2007. The adoption did not have a material effect on the results of operations of the Company.

NOTE 2. RELATED PARTY TRANSACTIONS

The Company in 2005 and 2006 had a note payable to a Company officer. The note was secured by all Company assets and payable upon demand. The note bore interest at 18% per annum, and 24% per annum if not paid promptly upon demand. The outstanding principal balance on the note was $1,000 and $2,500 at December 31, 2005 and 2006, and $0 at March 31, 2007. Interest expense under all notes payable was $1,355, $458 and $38 in 2005, 2006 and for the three months ended March 31, 2007, and interest payable at each date was $7, $465, and $0.

Certain Company trade accounts payable are financed by a Company officer through personal borrowing. Amounts due the officer under this arrangement were $0, $13,240 and $15,893 at the end of 2005, 2006 and March 31, 2007.

NOTE 3. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

At December 31, 2005 and 2006 the Company had net operating loss carryforwards of approximately $33,000 and $47,000 which begin to expire in 2025. The deferred tax asset of $6,600 and $9,400 created by the net operating losses has been offset by a 100% valuation allowance. The change in the valuation allowance in 2005 and 2006 was $6,592 and $2,853.

RECYCLE TECH, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2006, & March 31, 2007 (Unaudited)

NOTE 4. FIXED ASSETS

Fixed asset values recorded at cost are as follows:

	March 31,
	2005	2006	2007

Office equip. and furniture	$250	$2,542	$2,542
Signs	-	76	76
	250	2,618	2,618
Less accumulated depreciation	(33)	(298)	(429)
Total	$217	$2,320	$2,189

Depreciation expense in 2005, 2006 and for the three months ended March 31, 2007 was $33, $265 and $131.

NOTE 5. LEASE COMMITMENT

The Company rents retail space at $425 per month plus costs under a lease expiring on January 31, 2008. The lease is non-cancellable and contains a renewal option. Rent expense for the years and three months ended December 31, 2005 and 2006, and March 31, 2007 was $10,500, $4,802 and $2,214.

NOTE 6. GOING CONCERN

The Company has suffered recurring losses from operations and has a large working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company may raise additional capital through the sale of its equity securities, through offerings of debt securities, or through borrowings from financial institutions. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 7. STOCK OFFERING

The Company is currently planning to register up to 323,000 shares of its common stock for resale by selling shareholders, under cover of a Form SB-2. The Company will receive no proceeds from the sale of the 323,000 shares of common stock. The costs of this offering will be paid by the Company.

RECYCLE TECH, INC.
(A Development Stage Company)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

Registration Fees	$100
Trustee and Transfer Agent Fees	1,000
Legal Fees and Expenses	50,000.00
Printing and Engraving Expenses	2,000
Blue Sky Fees	1,000
Accounting Fees and Expenses	5,000
Miscellaneous	900
Total	$60,000

We will bear all fees and expenses incurred in connection with the registration of shares of our common stock in connection with this offering. The selling stockholders will bear all selling and other expenses that they incur in connection with their sale of shares of common stock pursuant to the prospectus which is part of this registration statement.

Item 26. Recent Sales of Unregistered Securities.

Issuance of Equity Securities to Investors.

 On May 10, 2005, we issued the following restricted common shares to the following persons and entities:

Name	Shares Issued
Bruce Capra	3,090,000
Blockacre Enterprises, LLC	275,000
Kathy Boaz	250,000
David Wagner &Associates, P.C	175,000
Edwards Investments, LLC	175,000
Douglas Granger	35,000

Total	4,000,000

The securities were issued in reliance on the exemptions from the registration requirements of the Securities Act of 1933 (“Act”) provided by Section 4(2) of the Act. The exemptions are claimed upon, among other things, certain representations made by the purchasers in connection with the transactions. The purchase price paid by the purchasers’ consideration for the common stock was determined through arm's-length negotiations between the parties. All purchases of these restricted shares were for cash at a price of $0.001 per share.

On April 8, 2005, we filed with the Colorado Division of Securities (the "Division"), Denver, Colorado, a Limited Registration Offering Statement under cover of Form RL pursuant to the Colorado Securities Code, relating to a proposed offering of up to 250,000 Common Shares. The Registration was declared effective by the Division on July 27, 2005. The Company raised $67,300 and sold a total of 134,600 shares in the offering. We relied on Rule 504 of Regulation D for the federal exemption.
 Under this offering, we issued the following common shares to the following persons and entities:

Name	Shares Issued

Jordan Shaner	200
Breanne Evans	200
Todd Sheehan	2000
Shelly Carter	200
Paul Acree	1000
Keith Block	40,000
Barry Bach	300
Mary Capra	400
Andrew Coneen	500
Mark Bogani	2000
Lyden Bridges	2000
Justin Capra	500
R Chadwick	200
Kurt Caven	600
Christopher Corbey	1000
Brad Exline	2000
Friedalan Capital	1000
Bruce Granger	200
Joe Goorman	400
Albert Guida	200
Corey Haubert	200
Joseph Kloss	200
Katona Arts	200
Jennifer Kasel	200
Steve Katz	10000
Trudi Lebowitz	4000
Dave Metcalf	200
Gloria Michel	200
Dennis Murphy	200
Michael McGill	1000
Mike Olson	1000
W. Lorin Phillips	200
Dewayne Peckio	200
RW Service of Colorado	1000
Bill Roberts	500
Adam Saks	500
Mark Shaner	500
Thomas W. Stacey	500
Dale Strange	200
David Tenenbaum	10000
Wayne Yates	20000
Keil Young Company	500
Paul Zueger	10000
Christian Zueger	15000

Total	134,600

On April 2, 2007, we issued common shares at $.50 per share for cash to the following persons and an entity.

Name	Shares Issued

Mike McGill	2000
Mykel Lasa	1000
Paul J. Myers	1000
Ted H. Merriam	5000
Judy L. Feinberg	1000
Todd Sheehan	2000

Total	12,000

In the transactions shown above, the issuance, delivery and sale of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Act because the offers were made to a limited number of people, all of whom received all material information concerning the investment and all of whom have had sophistication and ability to bear economic risk based upon their representations to us and their prior experience in such investments.

Item 27. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion re: Legality
23.1	Consent of Independent Auditors
23.3	Consent of Counsel (See Exhibit 5.1)

Item 28. Undertakings.

(a) The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which it offers and sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Wheat Ridge, State of Colorado, on April 19, 2007.

RECYCLE TECH, INC.

Date: April 19, 2007	By:	/s/ Bruce A. Capra
Bruce A. Capra
Chief Executive Officer and President (principal executive officer)

Date: April 19, 2007	By:	/s/ Raymond Kasel
Raymond Kasel
Chief Financial Officer (principal financial and accounting officer)